Exhibit 32.2

SECTION 906 CERTIFICATION

In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of Registrant hereby certifies to his knowledge that this quarterly report of Registrant on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: August 13, 2003	/s/ R. Brent Lenczycki, CPA R. Brent Lenczycki, CPA Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)